Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A of our report dated February 19, 2009 for Variable Insurance Product Fund: VIP Growth Portfolio, of our reports dated February 23, 2009 for VIP Equity-Income Portfolio and VIP Overseas Portfolio, and our report dated February 24, 2009 for VIP High Income Portfolio on the financial statements and financial highlights included in the December 31, 2008 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 20, 2009